Exhibit 5.1

October 15, 2013

BioMarin Pharmaceutical Inc.

77 Lindaro Street

San Rafael, CA 94901

Re:	Registration Statement on Form S-3 (Filing No. 333-191604) of BioMarin Pharmaceutical Inc.

Ladies and Gentlemen:

We have acted as counsel to BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), in connection with the Company’s automatic shelf Registration Statement on Form S-3 (Registration No. 333-191604), which was filed with the Securities and Exchange Commission (the “Commission”) on October 7, 2013 (the “Registration Statement”) and which became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement provides for the offering, issuance and sale, from time to time, of the securities described in the Registration Statement.

This opinion letter updates and supplements our opinion letter dated October 7, 2013, filed as an exhibit to the Registration Statement. At your request, this opinion letter is being furnished to you for filing on a Current Report on Form 8-K of the Company dated October 15, 2013 (the “October 15, 2013 Form 8-K”) and incorporated by reference as Exhibit 5.1 to the Registration Statement. All assumptions, limitations, qualifications and exceptions set forth in our opinion letter dated October 7, 2013, filed as an exhibit to the Registration Statement, are incorporated by reference into this opinion letter.

Pursuant to the terms of the Registration Statement, the Company is offering an aggregate principal amount of $375,000,000 of 0.75% Senior Subordinated Convertible Notes due 2018 (the “2018 Notes”) and an aggregate principal amount of $375,000,000 of 1.50% Senior Subordinated Convertible Notes due 2020 (the “2020 Notes” and, collectively with the 2018 Notes, the “Notes”), which includes the additional $35,000,000 of the 2018 Notes and $35,000,000 of the 2020 Notes that are to be sold pursuant to the exercise of an over-allotment option granted to the underwriters. The Notes are to be sold to the underwriters pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated October 8, 2013, by and among the Company and the underwriters named therein, for sale to the public. The Notes will be issued pursuant to an Indenture (the “Base Indenture”), dated October 15, 2013, between the Company and Wilmington Trust, National Association (the “Trustee”), the form of which was filed as an exhibit to the Registration Statement and, as executed on October 15, 2013, filed with the Commission as Exhibit 4.1 to the October 15, 2013 Form 8-K. The Base Indenture is supplemented by (i) a supplemental indenture relating to the 2018 Notes (the “2018 Supplemental Indenture” and together with the Base Indenture, the “2018 Indenture”), dated October 15, 2013, between the Company and the Trustee, and (ii) a supplemental indenture relating to the 2020 Notes (the “2020 Supplemental Indenture” and together with the Base Indenture, the “2020 Indenture”), dated October 15, 2013, filed with the Commission as Exhibits 4.2 and 4.3, respectively, to the October 15, 2013 Form 8-K. The 2018 Indenture and the 2020 Indenture are collectively referred to herein as the “Indentures.”

BioMarin Pharmaceutical Inc.

October 15, 2013

As such counsel and for purposes of our opinions set forth herein, we have examined the proceedings taken by you in connection with the authorization, issuance and sale of the Notes. We have examined such documents and considered such questions of law as we have deemed necessary or appropriate.

In particular, we have examined copies of the following: (i) the amended and restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware, (ii) the bylaws of the Company, certified by the Secretary of the Company as of the date hereof, (iii) the Indentures, (iv) the form of 2018 Note and the form of 2020 Note filed with the Commission as Exhibits 4.4 and 4.5, respectively, to the October 15, 2013 Form 8-K, (v) the prospectus contained in the Registration Statement at the time it became effective (the “Base Prospectus”), (vi) the preliminary prospectus supplement, dated October 7, 2013, relating to the offering of the Notes, in the form filed with the Commission under Rule 430B and 424(b) promulgated under the Act (the “Preliminary Prospectus”), and (vii) the final prospectus supplement, dated October 8, 2013, relating to the offering of the Notes, in the form filed with the Commission under Rule 430B and Rule 424(b) promulgated under the Act (the “Final Prospectus”). The Final Prospectus, together with the Base Prospectus, are collectively referred to as the “Prospectus.”

We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties, and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. In addition, we have assumed that the choice of law governing the Notes is legally enforceable.

As to questions of fact material to the opinions expressed herein, we have relied (without independent investigation) upon the representations of each party made in the Underwriting Agreement, the Indentures and the other documents and certificates delivered in connection therewith, certificates of officers of the Company and certificates and records of public officials. Based upon and subject to the foregoing and the limitations, qualifications, and exceptions contained or incorporated herein, we are of the opinion that:

1. When (a) the Indentures have been duly executed and delivered by the Company and (b) the Notes have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indentures and the Underwriting Agreement and as contemplated by the Registration Statement, the Prospectus and the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company.

2. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized, and when issued upon conversion of the Notes in accordance with the terms of the applicable Indenture and the Notes, will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following additional qualifications, assumptions and exceptions: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

BioMarin Pharmaceutical Inc.

October 15, 2013

The opinions expressed herein as to the Indentures and the Notes do not include any opinion with respect to (i) the creation, validity, perfection or priority of any security interest or lien, or (ii) compliance with laws relating to permissible rates of interest.

Without limiting any of the other limitations, exceptions and qualifications stated or incorporated herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than the internal laws of the State of New York (excluding the blue sky or state securities laws thereof) and the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof.

This opinion letter deals only with the specific legal matters expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person or entity with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

This opinion letter is prepared for your use in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act solely for such purpose. We hereby consent to the use of this opinion letter as an Exhibit 5.1 to the October 15, 2013 Form 8-K, to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Base Prospectus, the Preliminary Prospectus and the Final Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP